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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 31, 1997


                THE NARRAGANSETT ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Rhode Island             1-7471              05-0187805
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

        280 Melrose Street, Providence, Rhode Island 02907

             (Address of principal executive offices)

                          (401) 784-7000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
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     The composition of the board of directors of The
Narragansett Electric Company (the Company) was changed as of December 31, 1997, by unanimous vote of the 1,132,487 common shares represented at a Special Meeting of Stockholders, to consist of the following, all of who are employees of the NEES companies:

     Richard W. Frost
     Cheryl A. LaFleur
     Robert L. McCabe
     Lawrence J. Reilly
     Michael F. Ryan
     Richard P. Sergel
     Ronald L. Thomas

     As previously reported on Form 8-K dated December 12, 1997, NEES concluded its tender for shares of the Company's preferred stock. On December 31, 1997, NEES donated to the Company all previously tendered preferred stock shares as a capital contribution. The value of the capital contribution is approximately $26 million. The Company canceled the donated shares.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE NARRAGANSETT ELECTRIC COMPANY


                                 s/Alfred D. Houston
                              By ________________________________
                                 Alfred D. Houston
                                 Vice President and Treasurer


Date: January 7, 1998